UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GUARDION HEALTH SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

GUARDION HEALTH SCIENCES, INC.

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

October 2, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 21, 2023

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Guardion Health Sciences, Inc. (the “Company”), which will be held on November 21, 2023 at 11:00 a.m. Central Time.

The Annual Meeting will be held in a virtual-only meeting format at https://www.virtualshareholdermeeting.com/GHSI2023.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect four members to our board of directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed October 2, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

On January 6, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, to effectuate a 1-for-50 reverse split of its outstanding shares of common stock without any change to its par value. The authorized number of shares of common stock was not affected by the reverse stock split. Accordingly, all common shares, stock options, stock warrants and per share amounts in this document have been adjusted to reflect the reverse stock split for all periods presented.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about October 5, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on the Record Date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to https://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

●	Vote by mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the postage prepaid and preaddressed envelope provided;

●	Vote by phone by calling (800) 690-6903;

●	Vote online at the Annual Meeting at www.virtualshareholdermeeting.com/GHSI2023.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please vote your shares in accordance with those instructions.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting, which is being held virtually, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Kingsdale Advisors:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, New York 10151

North American Toll-Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (646) 582-8636

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

BY ORDER OF THE BOARD OF DIRECTORS

October 2, 2023	/s/ Robert N. Weingarten
Robert N. Weingarten Chairman of the Board of Directors

GUARDION HEALTH SCIENCES, INC.

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on November 21, 2023

The board of directors of Guardion Health Sciences, Inc. (“Guardion” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 21, 2023, at 11:00 a.m. Central Time, in a virtual-only format online by accessing https://www.virtualshareholdermeeting.com/GHSI2023 and at any adjournment thereof.

This proxy statement contains information relating to the Annual Meeting. This year’s Annual Meeting of stockholders will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting https:// www.virtualshareholdermeeting.com/GHSI2023. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

We intend to begin mailing the attached notice of the Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on or about October 5, 2023 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on October 2, 2023 are entitled to notice of and to vote at the Annual Meeting.

GUARDION HEALTH SCIENCES, INC.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Robert N. Weingarten, Corporate Secretary, as your proxy for the Annual Meeting and you are authorizing Robert N. Weingarten to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC”, to give you when we ask you to sign a proxy card designating Robert N. Weingarten as proxy to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote over the Internet or by phone.

We intend to begin mailing the attached notice of Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on or about October 2, 2023 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on October 2, 2023 are entitled to notice of and to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on November 21, 2023, at 11:00 a.m. Central Time in a virtual format online by accessing https://www.virtualshareholdermeeting.com/GHSI2023. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The board of directors has fixed the close of business on October 2, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 1,273,296 shares of common stock issued and outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are two matters scheduled for a vote:

1.	To elect four members to our board of directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

What if another matter is properly brought before the Annual Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING

Mailing your signed proxy card or voter instruction card.	Using the Internet at: https:// www.proxyvote.com	By calling 1-800-690-6903	You can vote at the meeting at: https:// www.virtualshareholdermeeting.com/GHSI2023

Stockholders of Record

If you are a registered stockholder on the Record Date, you may vote by mail, phone or Internet at the Annual Meeting by following the instructions above. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on November 20, 2023. Our board of director’s designated proxy, Mr. Weingarten, will vote your shares according to your instructions. If you attend the live webcast of the Annual Meeting, you also will be able to vote your shares electronically at the Annual Meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it should provide you with materials in connection with the Annual Meeting. Follow the instructions on the materials you receive to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the Annual Meeting and whether, or if you attend the live webcast of the Annual Meeting, you will be able to vote your shares electronically at the Annual Meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when 33 and 1/3rd of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 424,432 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting to a future date as allowed under applicable law.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of four members to our board of directors;

2.	“For” the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how such shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Robert N. Weingarten, the board of directors’ designated proxy.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For”, “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on The Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal, and (ii) Proposal No. 2 for the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE rules apply to all brokers that are members of the NYSE, the foregoing rules apply to the Annual Meeting even though our common stock is listed on The Nasdaq Capital Market.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Second Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than for the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposal 2.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “WITHHOLD”	None(1)	No(3)

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic stockholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-866-229-8874 or (call collect outside North America) at (646) 582-8874, or by email at contactus@kingsdaleadvisors.com.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Delaware law or under Guardion’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Size and Structure

Our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors is required to consist of not less than three or more than seven directors.

Our board of directors currently consists of four directors. On September 12, 2023, the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors, resolved to nominate all existing directors for reelection at the Annual Meeting. On May 27, 2023, our board of directors accepted the resignation of Bret Scholtes, the Company’s previous President and Chief Executive Officer effective as of June 9, 2023. Mr. Scholtes also resigned from our board of directors effective as of June 9, 2023 and, in connection therewith, our board of directors approved a reduction in the size of the board to four directors in accordance with the terms of the Company’s Bylaws. Each director shall serve until their successor is duly elected and qualified or until the director’s earlier death, resignation or removal. Our board of directors met 11 times during the year ended December 31, 2022. All members of our board of directors attended at least 75% of board and applicable committee meetings during the year ended December 31, 2022.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Additionally, the Company’s board of directors is actively searching for one or more directors who meet the qualifications described above and come from a diverse background with diverse experiences.

Pursuant to Delaware law and our Bylaws, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Nominees for Election

Robert N. Weingarten, Mark Goldstone, Donald A. Gagliano, M.D. and Michaela Griggs have been nominated by the board of directors to stand for reelection at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Weingarten, Goldstone, Gagliano and Mrs. Griggs will serve for a term expiring at the annual meeting to be held in 2024 (the “2024 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management or the board of directors has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the discretion of the board of directors, may be voted for such fewer number of nominees that results from the inability of any nominee to serve. The board of directors has no reason to believe that any nominee will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

Robert N. Weingarten, 71, has been a Director since June 2015 and Chairman of the board of directors since July 2020. Since June 2020, Mr. Weingarten has served as the Company’s non-employee corporate secretary. Previously, Mr. Weingarten served as Lead Director on our board of directors from January 2017 to March 2020. He is an experienced business consultant and advisor with an ongoing consulting practice focused on accounting and financial compliance for public companies. Since 1979, he has provided financial consulting and advisory services and served on boards of directors of several public companies in various stages of development, operation or reorganization. Since August 2020, Mr. Weingarten has been the Vice President and Chief Financial Officer of Lixte Biotechnology Holdings, Inc. (NASDAQ-CM: LIXT). Mr. Weingarten received a B.A. in Accounting from the University of Washington in 1974, a M.B.A. in Finance from the University of Southern California in 1975, and is a Certified Public Accountant (inactive) in the State of California. Mr. Weingarten has considerable accounting and finance experience, particularly with regard to public company reporting requirements. The Company believes that Mr. Weingarten’s accounting and finance experience qualifies him to serve on the board of directors and as chairman of the audit committee.

Mark Goldstone, 60, has been a Director since June 2015. Mr. Goldstone has over 25 years of experience in the healthcare industry, encompassing operations, commercialization, consulting, mergers and acquisitions and venture capital. He has led some of the largest specialist consulting and communications groups in the world and was a founding partner at Forepont Capital (VC). Previously, he was COO of EuroRSCG Life (now Havas), Global CEO of healthcare at top brand and business consultancy, Interbrand and Worldwide President of Doyle, Dane and Bernbach global healthcare businesses. He has developed successful commercialization strategies and programs from early-stage and market development, to product launch and late-stage lifecycle management for blue-chip pharmaceutical and packaged goods companies including Pfizer, Merck, Novartis, Bayer, GSK, Sanofi, Colgate Palmolive, L’Oreal, Danone, Johnson & Johnson, Roche. Mr Goldstone began his career as a clinical Pharmacist and is a member of the Royal Pharmaceutical Society. He is board member of the prestigious Galien Foundation and the Industry Advisory Board for the UK Government’s BRCD initiative. Mr. Goldstone’s breadth of experience in sales, marketing and strategic transactions in the healthcare industry is particularly useful to the Company as it develops its business, commercializes it products and builds its marketing channels. The Company believes that these experiences and qualifications make Mr. Goldstone particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

Donald A. Gagliano, M.D., 70, has served as a Director since the Company’s initial public offering on April 9, 2019. Additionally, Dr. Gagliano has been a member of our Scientific Advisory Board since June 2015. Since October 2018, Dr. Gagliano has been the principal of GMIC LLC, which provides healthcare consultation services primarily for health systems engineering and ophthalmology subject matter expertise. Dr. Gagliano does not currently hold any directorships and has not held any directorships within the past five years. From April 2013 to October 2013, Dr. Gagliano was the Vice President for Global Medical Affairs for Bausch+Lomb, Inc. From 2016 to present, Dr. Gagliano has served as the President and Immediate Past President of the Prevention of Blindness Society. From November 2008 to March 2013, Dr. Gagliano served under the Assistant Secretary of Defense for Health Affairs as the first Executive Director of the Joint Department of Defense and Department of Veterans Affairs Vision Center of Excellence. In 1975, Dr. Gagliano graduated from the US Military Academy at WestPoint with a degree in Engineering. In 1981, he received a Bachelor of Science in medicine from Chicago Medical School and in 1998 he received his Master of Healthcare Administration from Penn State University. Dr. Gagliano’s breadth of experience in the healthcare industry is particularly useful to the Company as it develops its business, commercializes products and builds its marketing channels. The Company believes that these experiences make Dr. Gagliano particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

Michaela Griggs, 57, has been a director since December 9, 2021. Since January 2023, Mrs. Griggs has served as Chief Medical Aesthetics Officer and Chief Cosmetics Officer of Forefront Dermatology. From October 2020 through December 2020, Mrs. Griggs has served as the Chief Executive Officer of Los Angeles-based Southern California Reproductive Center, a leading operator of multi-location fertility and reproductive centers. From January 2017 until October 2020, Mrs. Griggs served as Executive Vice President of Barco Uniforms’ Health Care & Identity Divisions, an apparel company, and from August 2015 until November 2016, she served as General Manager, NA & VP Global Marketing (Chief Marketing Officer) of Tria Beauty. In addition, Mrs. Griggs held key executive marketing positions at Allergan, Bayer Healthcare and 3M Unitek, where she was instrumental in developing and improving brand, retail and distribution strategies for global brands such as Botox®, Juvederm®, and One-A-Day® multi-vitamins, as well as other key brand portfolios. Mrs. Griggs earned a Master’s in Business Administration degree from the London School of Business and Finance/University of Wales, and her Diploma of the British Orthoptic Society (DBO) from Sheffield/Leeds School of Orthoptics. We believe Mrs. Griggs is qualified to serve as a member of the board of directors because of her experience developing and marketing well-known healthcare and supplement brands, as well as her overall experience in the consumer-driven market and her brand marketing acumen.

Information Concerning the Board and Corporate Governance

Board Leadership Structure

Robert N. Weingarten has served as the Chairman of the board of directors since July 2020 after having served as Lead Director from June 2017 through March 31, 2020. Since June 19, 2023, Janet Hall has served as our Chief Executive Officer and President. We believe that this structure is the most effective structure for us and our stockholders at this time because the Chairman (i) can provide the Chief Executive Officer with guidance and feedback on her performance, (ii) provides a more effective channel for the board of directors to express its views on management, and (iii) allows the Chairman to focus on stockholder interests, including the exploration of strategic alternatives designed to maximize stockholder value, and corporate governance while providing our Chief Executive Officer with the ability to focus her attention on managing our day-to-day operations and business initiatives. As Mr. Weingarten has experience with advising boards of directors and senior management with respect to management and other business aspects, he is particularly well-suited to serve as Chairman.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of the board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

Stockholder Communications to the Board of Directors

Stockholders wishing to submit written communications directly to the board of directors should send their communications to Secretary, Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098. All stockholder communications will be considered by the independent members of our board of directors. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Director or Officer Involvement in Certain Legal Proceedings

Except as set forth herein, the Company’s directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years. Jeffrey Benjamin, our former Chief Accounting Officer, who served in such capacity from August 1, 2021 through July 25, 2023, filed for personal bankruptcy under Chapter 7 of the U.S. Bankruptcy Code on February 17, 2017. A Bankruptcy Discharge Order was entered on May 30, 2017.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Certificate of Incorporation and Bylaws.

Director Independence

The listing rules of The Nasdaq Capital Market require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of The Nasdaq Capital Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company’s board of directors has undertaken a review of the independence of the Company’s directors and director nominees and considered whether any director has a material relationship that could compromise their ability to exercise independent judgment in carrying out their responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that each of Messrs. Weingarten, Goldstone and Gagliano and Mrs. Griggs, representing currently all of the Company’s current four director nominees, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. In making these determinations, the board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “—Certain Relationships and Related Transactions and Director Independence”.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2022, we believe that our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2022.

Board Committees

In October 2018, the board of directors established an audit committee and a compensation committee. In October 2021, the board of directors established a nominating and corporate governance committee and in May 2023, the board of directors established an investment banking committee. Each committee of the board of directors are comprised and have the responsibilities described below. Each of the below committees other than the has a written charter approved by the Company’s board of directors. Each of the committees reports to the Company’s board of directors as such committee deems appropriate and as the Company’s board of directors may request.

The composition and functions of each committee are described below.

Name	Independent	Audit	Compensation	Nominating and Corporate Governance	Investment Banking
Robert N. Weingarten	X	X*	X	X	X*
Mark Goldstone	X	X	X*	X*	X
Donald A. Gagliano, M.D.	X	X
Michaela Griggs	X		X	X

* Chairperson of the committee

Audit Committee

The audit committee is currently comprised of Robert N. Weingarten, Mark Goldstone and Donald Gagliano. Mr. Weingarten serves as the chairperson of the audit committee. The Company’s board of directors has determined that each member of the audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The Company’s board of directors has also determined that Mr. Weingarten is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of The Nasdaq Capital Market. The responsibilities of the audit committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit the Company’s financial statements;

●	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

●	preparing the audit committee report that the SEC requires to be included in the Company’s annual proxy statement;

●	reviewing the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures, as may be required;

●	overseeing the Company’s policies on risk assessment and risk management, including risk related to cybersecurity;

●	reviewing related party transactions; and

●	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

The Company’s audit committee operates under a written charter which satisfies the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The audit committee met 5 times during the year ended December 31, 2022.

Compensation Committee

The Company’s compensation committee is currently comprised of Mark Goldstone, Robert N. Weingarten and Michaela Griggs. Mr. Goldstone serves as the chairperson of the compensation committee. The Company’s board of directors has determined that each member of the compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of The Nasdaq Capital Market. Each member of the compensation committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of the compensation committee is to oversee the Company’s compensation policies, plans and benefit programs and to discharge the responsibilities of the Company’s board of directors relating to compensation of its executive officers. The responsibilities of the compensation committee include, among other things:

●	reviewing and approving or recommending to the board of directors for approval compensation of the Company’s executive officers;

●	reviewing and recommending to the board of directors for approval the compensation of directors;

●	overseeing the Company’s overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including the Company’s executive officers;

●	reviewing, approving and making recommendations to the Company’s board of directors regarding incentive compensation and equity plans; and

●	administering the Company’s equity compensation plans.

The compensation committee met 2 times during the year ended December 31, 2022.

Nominating and Corporate Governance

On October 22, 2021, the board of directors formed a stand-alone nominating and corporate governance committee. The Company’s nominating and corporate governance committee is currently comprised of Robert N. Weingarten, Mark Goldstone and Michaela Griggs. Mr. Goldstone serves as the chairperson of the nominating and corporate governance committee. The Company’s board of directors has determined that each member of the nominating and corporate governance committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of The Nasdaq Capital Market. The purpose of the nominating and corporate governance committee is to among other things, identify individuals qualified to become members of the Company’s board of directors and recommend to the board of directors the persons to be nominated for election as directors and to each committee of the board of directors. The nominating and corporate governance committee is responsible for reviewing the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates the nominating and corporate governance committee considers many factors, including the following:

●	diversity of personal and professional background, perspective and experience;

●	personal and professional integrity, ethics and values;

●	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

●	experience relevant to the Company’s industry;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of the Company’s operations;

●	practical and mature business judgment, including ability to make independent analytical inquiries;

●	promotion of a diversity of business or career experience relevant to the Company’s success; and

●	any other relevant qualifications, attributes or skills.

The nominating and corporate governance committee evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee met 3 times during the year ended December 31, 2022.

Investment Banking Committee

On May 31, 2023, the board of directors formed a stand-alone investment banking committee. The Company’s investment banking committee is currently comprised of Robert N. Weingarten and Mark Goldstone. Mr. Weingarten serves as the chairperson of the investment banking committee. The Company’s board of directors has determined that each member of the investment banking committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of The Nasdaq Capital Market. The purpose of the investment banking committee is to among other things, to (i) assist, manage, direct and supervise the Company’s investment banker regarding the Company’s exploration of strategic alternatives to maximize stockholder value, (ii) , (ii) evaluate potential reverse merger/recapitalization transactions or other transactions or events to maximize stockholder value, and (iii) make recommendations to the board of directors in connection with the foregoing.

The investment banking committee did not meet during the year ended December 31, 2022 as it was formed on May 31, 2023.

Board Diversity Matrix

Our nominating and corporate governance committee is committed to promoting diversity on our board of directors. We have surveyed our current directors and asked each director to self-identify their race, ethnicity, and gender using one or more of the below categories. The results of this survey as of October 2, 2023 are included in the matrix below.

Board Composition
	Robert N. Weingarten	Mark Goldstone	Donald A. Gagliano, M.D.	Michaela Griggs
Gender Identity
Male	X	X	X
Female				X
Non-Binary
Did Not Disclose Gender
Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	X	X	X	X
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Code of Business Conduct and Ethics

The Company’s board of directors adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market. The code of business conduct and ethics is publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of The Nasdaq Capital Market.

Director Compensation

Only independent directors receive compensation for their service on the board of directors. The Company accrued or paid compensation to its directors for serving in such capacity in the year ended December 31, 2022, as shown in the table below.

	Cash Fees	Option Awards (1)	Total

Mark Goldstone	$41,944	$1,948	$43,892
Robert Weingarten	$79,000	$1,948	$80,948
Donald A. Gagliano	$25,000	$1,948	$26,948
Michaela Griggs	$20,764	$1,948	$22,712

On December 5, 2019, the board of directors adopted a director compensation program for the Company’s independent directors consisting of both cash and equity compensation, beginning in 2020. In May 2023, the board of directors adopted a director compensation program for the Company’s independent directors consisting of cash compensation for service on the newly formed Investment Banking Committee. Directors who are also officers do not receive any additional compensation for serving on any board committees. These programs consist of the following cash and equity compensation for independent directors:

Cash Compensation (payable quarterly)

●	Board service – $20,000 per year
●	Chair of the Board –$60,000 per year (inclusive of the board service compensation)
●	Chair of the Audit Committee – additional $10,000 per year
●	Chair of the Compensation Committee – additional $5,000 per year
●	Member of the Audit Committee – additional $5,000 per year
●	Member of the Compensation Committee – additional $2,500 per year
●	Chair of the Nominating and Corporate Governance Committee – additional $7,500 per year (established in October 2021)
●	Member of the Nominating and Corporate Governance Committee – additional $2,500 per year (established in October 2021)
●	Member of the Investment Banking Committee – additional $5,000 per month (established in May 2023)

Equity Compensation

●	Initial grant for new director – five-year stock option to purchase 833 shares of Company common stock at the closing price of the Company’s common stock on the grant date, vesting 50% on the grant date and the remainder vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

●	Annual grant – five-year stock option to purchase 833 shares of Company common stock granted on the earlier of the date of the Company’s annual meeting of stockholders or the last business day of the month ending June 30, vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

For 2022, stock option awards issued to members of the Company’s board of directors had an exercise price of $7.25 per share, which was the closing price of our stock on Nasdaq on the grant date of such shares.

Required Vote for Approval

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The board of directors recommends a vote “FOR” the election of Robert N. Weingarten, Mark Goldstone, Donald A. Gagliano, M.D., and Michaela Griggs as directors of the Company.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Weinberg & Company, P.A. (“Weinberg”) to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Weinberg has audited our consolidated financial statements since the Company’s fiscal year ended December 31, 2013.

Although stockholder approval of the selection of Weinberg is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of Weinberg.

Fees of Independent Registered Public Accounting Firm

Weinberg acted as the Company’s independent registered public accounting firm for the years ended December 31, 2022 and 2021 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by Weinberg for the years ended December 31, 2022 and 2021.

	Year Ended
	December 31,
	2022	2021
Audit Fees	$192,135	$197,159
Audit-Related Fees		-
Tax Fees	103,863	99,423
All Other Fees	35,060	66,277
Total	$331,058	$362,859

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory or regulatory filings.

Audit-Related Fees

Fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements.

Tax Fees

Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

All Other Fees

Other fees represent fees for service related primarily to (i) our filing of certain registration statements in connection with capital financings completed by us in 2022 and 2021, and (ii) work by Weinberg in connection with our acquisition of Activ Nutritional, LLC in 2021 and related required SEC filings.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by Weinberg were pre-approved by the Company’s audit committee. The audit committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the appointment of Weinberg as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates pursuant to a written charter which is reviewed annually by the Audit Committee.

Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Information Concerning the Board and Corporate Governance— Audit Committee.” Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Weinberg & Company, P.A. (“Weinberg”), the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022. In addition, the Audit Committee discussed with Weinberg the matters required to be discussed pursuant to Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from Weinberg required by applicable requirements of the PCAOB regarding Weinberg’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Weinberg such firm’s independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee

Robert N. Weingarten – Chairman Donald Gagliano Mark Goldstone

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of the Record Date. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)

Janet Hall	64	President and Chief Executive Officer

Katie Cox	53	Chief Accounting Officer

Craig Sheehan	52	Chief Commercial Officer

Janet Hall

Janet Hall has served as our President and Chief Executive Office since June 19, 2023. Ms. Hall is a highly regarded veteran of big consumer health and consumables and brings an extensive array of commercial experience and accomplishments, including senior executive positions with blue-chip companies such as Johnson & Johnson, where she was President, North America of the Neutrogena Company, and The Coca-Cola Company, where she was SVP & General manager of Consumer Marketing. Ms. Hall started her marketing career at United Biscuits and Cadbury Schweppes, and moved into the consumer health sector with senior marketing roles at SmithKline Beecham (GlaxoSmithKline). Most recently, Ms. Hall was Chief Executive Officer of M2 Ingredients, a vertically integrated company with an FDA registered controlled environment facility that grows, processes and packages functional foods and nutritional products.

Katie Cox

Katie Cox has served as our Chief Accounting Officer since July 25, 2023 and prior thereto from June 2022, Ms. Cox served as the Company’s Head of Financial Planning and Analysis. Prior to joining the Company, Ms. Cox served as Director of Financial Planning and Analysis of Catalent Pharma Solutions, a subsidiary of Catalent, Inc. (NYSE: CTLT) from September 2019 through June 2022. From September 2009 through September 2019, Ms. Cox served as Finance Manager of Baxter Pharmaceutical Solutions, LLC, a subsidiary of Baxter International (NYSE: BAX). Ms. Cox holds a BA in Psychology from Indiana University and an MBA from Indiana Wesleyan University.

Craig Sheehan

Mr. Sheehan has served as our Chief Commercial Officer since June 2021 when we acquired the Vicativ brand. For the prior four years, Mr. Sheehan was the senior executive responsible for the Viactiv brand of products with the prior owner, Adare Pharmaceuticals, Inc. Prior to Adare Pharmaceuticals, Inc., Mr. Sheehan spent 20 years in key marketing leadership positions at Church & Dwight, where he drove the growth of such iconic, science-backed brands as Arm & Hammer®, First Response®, OxiClean®, and Vitafusion®.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2022 and 2021 to (i) our Chief Executive Officer, and (ii) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2022 and were serving as executive officers as of such date (we refer to these individuals as the “Named Executive Officers”).

Executive	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
Bret Scholtes, Chief Executive Officer, President and Director (1)	2022	$411,000	$-	-	-	$411,000
	2021	$400,000	$280,000	$1,117,839	$-	$1,797,839

Michael Favish, Former President and Chief Executive Officer and Former Director (2)	2022	$-	$-	$-	$-	$-
	2021	$148,958	$-	$-	$-	$148,958

Craig Sheehan, Chief Commercial Officer (3)	2022	$256,875	$-	$-	$-	$256,875
	2021	$145,833	$125,000	$148,802	$-	$419,635

David W. Evans, former Interim Chief Executive Officer and President, former Chief Science Officer and Director (4)	2022	$-	$-	$-	$-	$-
	2021	$208,282	$-	$-	$28,649	$236,931

Andrew Schmidt, Former Chief Financial Officer (5)	2022	$-	$-	$-	$-	$-
	2021	$131,628	$-	$-	$9,605	$141,234

Jeffrey Benjamin, Former Chief Accounting Officer (6)	2022	$256,875	$-	$-	$-	$256,875
	2021	$-	$-	$-	$-	$-

(1) Bret Scholtes was appointed as Chief Executive Officer, President and a director of the Company on January 6, 2021 and resigned from such positions effective as of June 9, 2023.

(2) Effective June 12, 2020, Michael Favish terminated his employment as Chief Executive Officer and President of the Company and resigned as a member of the board of directors. Mr. Favish was not an executive officer of the Company during any portion of the years ended December 31, 2021 or December 31, 2022. In connection with the termination of employment, the Company agreed to pay Mr. Favish a severance payment of $325,000, paid out over 12 months. Compensation for 2021 represents solely cash severance payments that terminated in June 2021.

(3) Craig Sheehan was appointed as Chief Commercial Officer on June 2, 2021.

(4) Dr. Evans acted as Interim Chief Executive Officer of the Company from June 12, 2020 to January 6, 2021, while also continuing to serve as the Company’s Chief Science Officer, a role he held since September 29, 2017. Subsequent to January 6, 2021, Dr. Evans continued in his role as Chief Science Officer. Dr. Evans ceased being Chief Science Officer and an employee of the Company on December 31, 2021.

(5) Mr. Schmidt was appointed as Chief Financial Officer of the Company effect as of July 20, 2020 (the “Effective Date”) and resigned as Chief Financial Officer of the Company effective as of July 12, 2021. Mr. Schmidt’s annual base salary was $250,000. All other compensation for 2021 primarily consisted of the payout of accrued vacation upon Mr. Schmidt’s resignation.

(6) Mr. Benjamin was appointed as Chief Accounting Officer of the Company effective as of August 1, 2021 and resigned from such position effective July 25, 2023.

Employment Agreements

Bret Scholtes

The Company and Mr. Scholtes entered into an employment agreement (the “Scholtes Employment Agreement”), effective on January 6, 2021 (the “Scholtes Effective Date”), pursuant to which Mr. Scholtes’ annual base salary was $400,000. The Scholtes Employment Agreement provided that Mr. Scholtes had an annual target cash bonus opportunity of no less than $400,000 (the “Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the board of directors in advance and in consultation with Mr. Scholtes (the “Performance Objectives”). The initial term of the Scholtes Employment Agreement was through December 31, 2023, with automatic one-year renewals, unless either party provided written notice of a non-renewal in accordance with the terms of the Scholtes Employment Agreement (the “Term”). The Scholtes Employment Agreement also included standard benefits, as well as customary non-compete, non-solicitation, intellectual property assignment and confidentiality provisions that are customary in the Company’s industry.

In addition, effective as of the Scholtes Effective Date, Mr. Scholtes was granted an award of a number of stock options equal to 1% of the issued and outstanding number of shares of the Company’s common stock (the “Stock Options”) pursuant to the Company’s 2018 Plan, at an exercise price equal to the closing price of the Company’s common stock on the Scholtes Effective Date. One-third of the Stock Options shall vest and become exercisable the first anniversary of the Scholtes Effective Date, and the balance of the Stock Options shall vest ratably in equal installments for the 24 months thereafter, subject to continued service, and shall vest in full upon a Change in Control (as defined in the 2018 Plan). Additionally, the Company granted unvested shares of common stock in an amount equal to1% of the number of shares of Company common stock issued and outstanding on the Scholtes Effective Date (the “Stock Grant”) to Mr. Scholtes under the 2018 Plan. The shares underlying the Stock Grant became vested in full on January 6, 2022.

Additionally, Mr. Scholtes was granted (i) additional stock options equal to 2% of the Company’s issued and outstanding shares of common stock on the date of grant if the Company achieved specified written performance objectives established by the board of directors for the Company’s fiscal years ended December 31, 2021 and December 31, 2022 and (ii) additional stock options equal to either 2% or 3% of the Company’s issued and outstanding shares of common stock on the date of grant if the Company met certain financial objectives during the first five years following the Scholtes Effective Date.

Mr. Scholtes resigned from all positions he held with the Company effective as of June 9, 2023.

Craig Sheehan

The Company and Mr. Sheehan entered into an employment agreement (the “Sheehan Employment Agreement”), dated June 2, 2021 (the “Sheehan Effective Date”), pursuant to which Mr. Sheehan shall serve as the Company’s Chief Commercial Officer. Mr. Sheehan’s annual base salary is $250,000. The Sheehan Employment Agreement provides that Mr. Sheehan shall have an annual target cash bonus opportunity of no less than 50% of his base salary (the “Sheehan Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the board of directors in advance and in consultation with Mr. Sheehan. The initial term of the Sheehan Employment Agreement is one year, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Sheehan Employment Agreement (the “Sheehan Term”).

Mr. Sheehan is also entitled to certain other benefits consistent with those provided to other senior executives of the Company. In addition, effective as of the Sheehan Effective Date, Mr. Sheehan was granted awards under the 2018 Plan for 1,000 stock options (the “Sheehan Options”) at an exercise price of $80.50 per share, and 1,000 restricted shares of the Company’s common stock (the “Sheehan Shares”). The Sheehan Options and the Sheehan Shares vest and become exercisable ratably over three years from June 30 of each year commencing on June 30, 2022, subject to continued service, and shall vest in full upon a Change in Control (as defined in the 2018 Plan).

If Mr. Sheehan’s employment is terminated by the Company without cause (as defined in the Sheehan Employment Agreement), if the Sheehan Term expires after a notice of non-renewal is delivered by the Company, or if Mr. Sheehan’s employment is terminated following a Change of Control, Mr. Sheehan will be entitled to (a) six months’ base salary, (b) the prorated portion of the Sheehan Bonus for the year in which the termination occurs, based on actual performance, and (c) base salary and benefits accrued through the date of termination.

On June 1, 2023, the Company entered into a Bonus Agreement with Mr. Sheehan (the “2023 Bonus Agreement”). Pursuant to the 2023 Bonus Agreement, Mr. Sheehan will be eligible to receive a bonus of up to $200,000 during 2023 (the “2023 Bonus”). Mr. Sheehan was paid the first tranche of the 2023 Bonus in the amount of $50,000 on July 15, 2023 and will be paid the remaining portion of the 2023 Bonus on the earlier of December 31, 2023 or within thirty (30) days following the closing date of a change in control of the Company, or a sale of the Company’s Viactiv brand and/or Activ Nutritional, LLC, a wholly-owned subsidiary of the Company, provided, in each case, that he (i) remains employed as a full-time employee of the Company and in good standing through the applicable payment (unless the Company terminates his employment without cause prior to such date), and (ii) has satisfied all of the terms of the 2023 Bonus Agreement and his employment agreement with the Company dated June 1, 2021.

David Evans

The Company entered into the Evans Consulting Agreement on September 29, 2017 pursuant to which Dr. Evans served as the Company’s Chief Science Officer and was to be paid $17,500 per month as an employee of the Company. The Company and Dr. Evans entered into an amendment to the Evans Consulting Agreement, which amendment, effective as of June 12, 2020, (1) acknowledged Dr. Evan’s appointment as Interim Chief Executive Officer and Interim President, and (2) increased his compensation by $10,000 per month for each month that he remained Interim Chief Executive Officer and Interim President. After January 6, 2021 and through December 31, 2021, the effective date of the termination of the Evans Consulting Agreement resulting from the Company’s election not to renew the Evans Consulting Agreement, Dr. Evans was paid $17,500 per month. The monthly payment has ceased.

Andrew C. Schmidt

The Company and Mr. Schmidt entered into an employment agreement (the “Schmidt Employment Agreement”), dated July 20, 2020 (the “Schmidt Effective Date”), pursuant to which Mr. Schmidt’s annual base salary was $250,000. The Schmidt Employment Agreement provided that Mr. Schmidt would have an annual target cash bonus opportunity of no less than $175,000 (the “Schmidt Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the board of directors in advance and in consultation with Mr. Schmidt (the “Schmidt Performance Objectives”), provided, however, that the parties acknowledged and agreed that up to an aggregate of $100,000 of the Schmidt Bonus would be payable upon the closing(s) of one or more mergers and acquisition transactions as determined at the discretion of the board of directors, and $75,000 would be payable upon the satisfactory completion of the Schmidt Performance Objectives. The initial term of the Schmidt Employment Agreement was through July 20, 2021, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Schmidt Employment Agreement (the “Schmidt Term”). Mr. Schmidt resigned effective on June 12, 2021.

Jan Hall

On May 28, 2023, the Company entered into an employment agreement (the “Hall Employment Agreement”) with Ms. Hall pursuant to which Ms. Hall will serve as President and Chief Executive Officer of the Company effective as of June 19, 2023 (the “Hall Effective Date”). The term of the Hall Employment Agreement will commence on the Hall Effective Date and will continue until terminated by either party for any reason. Pursuant to the Hall Employment Agreement, Ms. Hall shall receive an annual base salary of $370,000, (the “Hall Base Salary”), subject to withholding, and payable in accordance with the Company’s regular payroll practices. Ms. Hall will be eligible to receive a target bonus of up to 100% of the Hall Base Salary, subject to achievement of annual Company and individual performance objectives as established by the Board (the “Hall Bonus”). The Hall Bonus will be paid, to the extent earned, in the calendar year following the calendar year for which the performance objectives are established.

In addition, Ms. Hall will be eligible to participate in such retirement, life insurance, fringe and other employee benefit plans that the Company maintains for its full-time employees (collectively, the “Benefits”), and shall be eligible to be reimbursed for reasonable documented business expenses. Furthermore, any compensation paid to Ms. Hall will be subject to clawback as may be required by law or otherwise.

In the event Ms. Hall terminates her employment for Good Reason (as defined in the Hall Employment Agreement), or the Company terminates her employment without Cause (as defined in the Hall Employment Agreement), Ms. Hall will be entitled to severance in the form of nine (9) months of Hall Base Salary continuation, which will be increased to twelve (12) months of Hall Base Salary continuation if termination is on or after the one (1)-year anniversary of the Effective Date, payable in accordance with the Company’s normal payroll practices, with the first payment commencing within 45 days of the termination date; provided, however, that if Ms. Hall’s employment is terminated upon consummation of a Change of Control (as defined in the Hall Employment Agreement), the severance described above, which Ms. Hall is otherwise entitled to receive, shall be paid in a lump sum within ninety (90) days of the closing date of the termination date.

Katie Cox

On September 21, 2023 (the “Cox Effective Date”), the Company entered into an employment agreement (the “Cox Employment Agreement”), with its Chief Accounting Officer, Katie Cox. The term of the Cox Employment Agreement will commence on the Cox Effective Date and will continue until terminated by either party for any reason. Pursuant to the Cox Employment Agreement, Ms. Cox shall receive an annual base salary of $225,000, (the “Cox Base Salary”), subject to withholding, and payable in accordance with the Company’s regular payroll practices. Ms. Cox will be eligible to receive a bonus on an annual basis, which shall be awarded in the sole discretion of the Company’s board of directors, and shall be eligible to participate in any bonus program adopted by the Company for similarly situated employees.

In addition, Ms. Cox will be eligible to participate in such retirement, life insurance, fringe and other employee benefit plans that the Company maintains for its full-time employees (collectively, the “Cox Benefits”), and shall be eligible to be reimbursed for reasonable documented business expenses. Furthermore, any compensation paid to Ms. Cox will be subject to clawback as may be required by law or otherwise.

In the event Ms. Cox terminates her employment for Good Reason (as defined in the Cox Employment Agreement), or the Company terminates her employment without Cause (as defined in the Cox Employment Agreement), including due to a Change in Control (as defined in the Cox Employment Agreement), Ms. Cox will be entitled to severance in the form of three (3) months of Cox Base Salary and continuation of Cox Benefits, payable in accordance with the Company’s normal payroll practices, with the first payment commencing within 45 days of the termination date.

Outstanding Equity Awards as of December 31, 2022

The following table provides information regarding outstanding stock options and restricted stock unit awards held by each of our named executive officers that were outstanding as of December 31, 2022. There were no stock awards or other equity awards outstanding as of December 31, 2022.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Bret Scholtes	1,953	1,105	(1)	-	197.50	1/6/2031	-		-	-	-
Craig Sheehan	333	667	(2)	-	80.50	6/2/2031	667	(3)	4,836	-	-
David Evans	336	-		-	300.00	6/30/2030	-		-	-	-

(1) One-third of the shares subject to the option vested on January 6, 2022 and the remaining two-thirds of the shares subject to the option were to vest ratably in equal installments for the 24 months thereafter, subject to continued service.

(2) One-third of the stock options vested on June 30, 2022, one-third of the stock options shall vest on June 30, 2023 and the remainder of the stock options shall vest on June 30, 2024.

(3) “RSUs” related to 1,000 shares of the Company’s common stock were granted to Mr. Sheehan on June 2, 2021 under the Company’s 2018 Plan. The RSUs, subject to Mr. Sheehan’s continued employment, vested 33.3% on June 30, 2022, 33.3% will vest on June 30, 2023 and the remainder on June 30, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of October 2, 2023 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 2, 2023, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 1,273,296 shares of common stock outstanding on October 2, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 2, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Guardion Health Sciences, Inc., 2925 Richmond Avenue, Suite 1200, Houston, Texas 77098.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Executive Officers:
Janet Hall(1)	-		*	%
Robert N. Weingarten(2)	8,633		*	%
Mark Goldstone(3)	5,251		*	%
Donald A. Gagliano(4)	1,248		*	%
Michaela Griggs(5)	389		*	%
Katie Cox	-		*	%
Craig Sheehan(6)	1,332		*	%
All Officers and Directors as a Group (7 persons)(7)	16,853		1.32%
5% or Greater Shareholders:
Bradley Radoff(8) 227 Kirby Drive Unit 29L Houston, TX 77098	243,000		19.08%
Hudson Bay Capital Management LP(9) 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	133,020	(10)	10.45%
Intracoastal Capital LLC(11) 245 Palm Trail Delray Beach, FL 33483	100,000	(12)	7.85%

* Less than 1%.

(1)	Does not include 10,000 shares of common stock underlying options.

(2)	Includes (i) 6,875 shares of common stock; and (ii) 1,758 shares of common stock underlying options. Does not include 417 shares of common stock underlying options.

(3)	Includes (i) 3,501 shares of common stock; and (ii) 1,750 shares of common stock underlying options. Does not include 417 shares of common stock underlying options.

(4)	Includes (i) 3,501 shares of common stock; and (ii) 1,750 shares of common stock underlying options. Does not include 471 shares of common stock underlying options.

(5)	Includes 389 shares of common stock underlying options. Does not include 417 shares of common stock underlying options.

(6)	Includes (i) 666 shares of common stock; and (ii) 666 shares of common stock underlying options. Does not include 334 shares of common stock underlying options and (ii) 334 shares of common stock underlying options and 666 restricted stock units.

(7)	Includes 7,765 shares of common stock underlying options held by all directors and officers as a group. Does not include 2,123 shares of common stock underlying options held by all directors and officers as a group.

(8)	Pursuant to the Schedule 13G filed by Bradley Louis Radoff and the Radoff Family Foundation (“Radoff”) on January 11, 2023 (the “Radoff 13G”), Radoff holds 243,000 shares of common stock (comprised of 217,900 shares of common stock owned directly by Bradley Louis Radoff and 25,100 shares of common stock owned by the Radoff Family Foundation.

(9)	Pursuant to the Schedule 13G filed by Hudson Bay Capital Management LP (“Hudson Bay”) on February 8, 2023 (the “Hudson Bay 13G), Sandra Gerber serves as the investment manager of Hudson Bay and has voting control and investment discretion over the securities reported herein that are held by Hudson Bay. As a result, Ms. Gerber may be deemed to have beneficial ownership (as determined under Section 13(D) of the Exchange Act) of the securities reported herein that are held by Hudson Bay. Ms. Gerber disclaims beneficial ownership of these securities. The address of Hudson Bay is 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(10)	Pursuant to the Hudson Bay 13G, this amount represents warrants to purchase up to 133,020 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(11)	Pursuant to the Schedule 13G filed by Intracoastal Capital LLC (“Intracoastal”) on February 8, 2023 (the “Intracoastal 13G”), Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(12)	Pursuant to the Intracoastal 13G, this amount represents warrants to purchase up to 100,000 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During our fiscal years ended December 31, 2022 and December 31, 2021 we were not a party to any transactions in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of approximately $12,500 plus reasonable out-of-pocket charges to Kingsdale Advisors for such services.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting virtually, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than June 4, 2024, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. In the event the date of the 2024 Annual Meeting of Stockholders has been changed by more than 30 days from the date of the 2023 Annual Meeting, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders must submit the proposal to us at our office no later than a reasonable time before we begin to print and send our proxy materials for our 2024 Annual Meeting of Stockholders. Stockholders who intend to present a proposal at our 2024 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after June 24, 2024, but no later than July 24, 2024; provided, however, that in the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the 2023 Annual Meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the date of the 2024 Annual Meeting is mailed or public disclosure is made, whichever first occurs. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Any director candidates recommended by security holders would be referred to the nominating and corporate governance committee for consideration. The committee would review the qualifications of such director candidate and make a report to the board of directors. The board would then consider whether such candidate, taking into account various relevant factors, such as diversity, equity position in the company, background, experience, reputation, membership in other public company boards, business relationships, and potential contribution to the Company’s business and development, should be offered a position on the board of directors, either by appointment or at the next shareholders meeting.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 2925 Richmond Avenue, Suite 1200, Houston, TX 77098, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained without charge by writing to the Company’s Secretary, 2925 Richmond Avenue, Suite 1200, Houston, TX 77098.

BY ORDER OF THE BOARD OF DIRECTORS

October 2, 2023	/s/ Robert N. Weingarten
Robert N. Weingarten
Chairman of the Board of Directors

GUARDION HEALTH SCIENCES, INC.
[TBD]

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GHSI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24440-P99169

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GUARDION HEALTH SCIENCES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-2.

		For	Withhold
1.	Election of Director Nominees		
1a.	Robert N. Weingarten	☐	☐
1b.	Mark Goldstone	☐	☐
1c.	Donald A. Gagliano, M.D.	☐	☐
1d.	Michaela Griggs	☐	☐

		For	Against	Abstain
2.	Proposal to ratify Weinberg & Company, P.A. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting:	☐	☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V24441-P99169

PROXY CARD

GUARDION HEALTH SCIENCES, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON NOVEMBER 21, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Robert N. Weingarten, as proxy with full power of substitution, to represent and to vote all the shares of common stock of Guardion Health Sciences, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on November 21, 2023 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In his discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED BY THE PROXY HOLDER FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN HIS DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT — This Proxy must be signed and dated below.

Continued and to be signed on reverse side